      As filed with the Securities and Exchange Commission on July 1, 1999

                                                     REGISTRATION NO. 333-[    ]


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                  ARQULE, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                                                                  04-3221586
(State or other jurisdiction of incorporation)                                                  (I.R.S. Employer Identification No.)

  200 BOSTON AVENUE, MEDFORD, MASSACHUSETTS                                                                    02155
   (Address of Principal Executive Offices)                                                                  (Zip Code)



                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 STEPHEN A. HILL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ArQule, Inc.
                                200 Boston Avenue
                                Medford, MA 02155
                     (Name and Address of Agent For Service)

                                 (781) 395-4100
                     (Telephone Number, Including Area Code
                              of Agent For Service)

                                 With copies to:

                                 Michael Lytton
                               Palmer & Dodge LLP
                                One Beacon Street
                                Boston, MA 02108
                                 (617) 573-0100



                         CALCULATION OF REGISTRATION FEE

----------------------------------- -------------------- -------------------- --------------------- ------------------

    Title Of Securities To Be          Amount To Be       Proposed Maximum      Proposed Maximum        Amount Of
            Registered                  Registered       Offering Price Per    Aggregate Offering   Registration Fee
                                                              Share(1)              Price(1)
----------------------------------- -------------------- -------------------- --------------------- ------------------

Common Stock, $0.01 par value            300,000(2)           $4.34375             $1,303,125            $362.29
----------------------------------- -------------------- -------------------- --------------------- ------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on June 24, 1999 as reported by the Nasdaq National Market.
(2) This Registration Statement registers an additional 300,000 shares under the 1996 Employee Stock Purchase Plan, under which 120,000 shares have been previously registered (SEC File No. 333-19469).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

STATEMENT REGARDING INCORPORATION BY REFERENCE OF INFORMATION FROM EFFECTIVE REGISTRATION STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the 1996 Employee Stock Purchase Plan is already effective. Pursuant to General Instruction E of this Form, the Registrant incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-19469) as filed with the Commission on January 9, 1997, including exhibits thereto.


ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, Massachusetts, on this 1st day of July, 1999.

                                      ARQULE, INC.


                                      By:  /s/ Stephen A Hill
                                         ---------------------------------------
                                           Stephen A. Hill
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY


         We, the undersigned officers and directors of ArQule, Inc. hereby severally constitute and appoint Stephen A. Hill, James R. Fitzgerald, Jr., Michael Lytton and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                        TITLE                        DATE
         ---------                        -----                        ----

/s/ Stephen A Hill              President, Chief Executive          July 1, 1999
---------------------------     Officer and Director
Stephen A. Hill                 (Principal Executive
                                Officer)



/s/ Joseph C. Hogan             Director, Chief Scientific          July 1, 1999
---------------------------     Officer, Chairman
Joseph C. Hogan, Jr.



/s/ James R. Fitzgerald Jr.     Vice President and Chief            July 1, 1999
---------------------------     Financial Officer (Principal
James R. Fitzgerald, Jr.        Financial Officer and Principal
                                Accounting Officer)



/s/ Stephen M. Dow              Director                            July 1, 1999
---------------------------
Stephen M. Dow


/s/ Allan R. Ferguson           Director                            July 1, 1999
---------------------------
Allan R. Ferguson


/s/ L. Patrick Gage             Director                            July 1, 1999
---------------------------
L. Patrick Gage


/s/ Michael Rosenblatt          Director                            July 1, 1999
---------------------------
Michael Rosenblatt

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NUMBER                          DESCRIPTION

     5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.*

    23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.*

    23.2 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1).

    24.1 Power of Attorney (set forth on the signature page to this Registration Statement).




------------------------------------
*Filed herewith.










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